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                                                                   Exhibit 23.4

[LETTERHEAD OF WOODCOCK WASHBURN
 KURTZ MACKIEWICZ & NORRIS LLP]

                                   November 20, 1997

Mr. James Murphy
Apollon, Inc.
One Great Valley Parkway, Ste. 30
Malvern, PA 19355

Dear Jim:

     We consent to your including in the Section, under the "Legal Matters" included in Amendment No. 1 to its Form S-1 for Apollon, Inc., filed this date, a statement that certain legal matters with respect to patent matters are passed upon for Apollon by Woodcock Washburn Kurtz Mackiewicz & Norris LLP.

                                           Sincerely,

                                           /s/ Dianne B. Elderkin
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